Exhibit 32

AGNC Investment Corp.
Certification of CEO and CFO Pursuant to 18 U.S.C. Section 1350,
as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
We, Gary D. Kain, Chief Executive Officer and Chief Investment Officer, and Bernice E. Bell, Senior Vice President and Chief Financial Officer of AGNC Investment Corp. (the “Company”), certify pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350 that:

1.
The Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2018 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ GARY D. KAIN
Name:	Gary D. Kain
Title:	Chief Executive Officer and Chief Investment Officer (Principal Executive Officer)
Date:	February 22, 2019

/s/ BERNICE E. BELL
Name:	Bernice E. Bell
Title:	Senior Vice President and Chief Financial Officer (Principal Financial Officer)
Date:	February 22, 2019

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.